Exhibit 99.1


          KCSA                                                   NEWS
          WORLDWIDE
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          Public & Investor Relations, Corporate & Marketing Communications


          FOR:           PREMIER PARKS INC.

          CONTACT:       Jim Dannhauser, Chief Financial Officer
                         122 East 42nd Street
                         New York, NY 10168
                         (212) 599-4693

          KCSA CONTACT:  Scott Eckstein/Joseph A. Mansi
                         (212) 682-6300 ext. 288/205

                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------

                   PREMIER PARKS ANNOUNCES THREE PARK ACQUISITIONS

          NEW YORK, May 5, 1999 -- Premier Parks Inc. (NYSE Symbols: PKS

          and PKSPrA) announced today that it has acquired Reino Aventura,

          the largest theme park in Mexico, and has entered into a

          definitive agreement to purchase Splashtown Water Park, a large water park located in Houston, Texas.  Premier had announced earlier this week its agreement to purchase the White Water-

          Atlanta Water Park and American Adventures Entertainment Park,

          located in Atlanta, Georgia.  Both Splashtown and White Water are

          among the ten largest water parks n the U.S. based on annual attendance.

               Premier stated that it had purchased Reino Aventura on

          Tuesday, May 4 for a cash purchase price of $59 million.  Reino

          Aventura is located on a site of approximately 107 acres in

          Mexico City.  The park first opened in 1982.  In 1998, the park achieved attendance of approximately 1.7 million and revenues and

          EBITDA of approximately $27 million and $7.5 million,

          respectively (U.S. dollar equivalent).


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               "We are especially pleased to acquire the leading theme park in the largest city in North America," noted Kieran E. Burke,

          Chairman and Chief Executive Officer of Premier.  "We believe that as a Six Flags park, with an appropriate expansion of the rides and attractions, there is a significant growth opportunity at what is already a very attractive asset."

               The closing of the acquisitions of Splashtown and the White

          Water-Atlanta Water Park complex are expected to occur this month, following satisfaction of customary closing conditions.

          Splashdown is a water park located on over 60 acres in Houston,

          Texas which generated approximately 465,000 in attendance in

          1998.  Premier also operates the Six Flags AstroWorld and

          WaterWorld parks in Houston.  The White Water-Atlanta complex has averaged attendance of approximately 600,000 over the past five years.  Premier also operates the Six Flags Over Georgia theme park in Atlanta.  Specific terms of these transactions are not being disclosed at this time.

               "These two transactions afford us am opportunity to expand our existing presence in two major markets," said Mr. Burke.

          "Owning these assets will afford us numerous synergistic

          opportunities in advertising and sponsorship, as well as in season pass and group sales and promotions.  We expect these opportunities to benefit both our existing operations in these markets as well as our new acquisitions."


               Premier Parks is the world's largest regional theme park

          company.  Upon conclusion of these transactions, it will have thirty-four parks throughout North America and Europe.


                                     # # #

       The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
       Section 27A of the Securities Act and Section 21E of the Exchange Act.


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       These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations will prove to have been correct. Important factors, including general economic conditions, consumer spending levels, adverse weather conditions and other factors could cause actual results to differ materially from the Company's expectations.

            This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com.